Exhibit 10.1
AMENDMENT NO. 3 TO AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT
     This Amendment No. 3 to Amended and Restated Credit and Security Agreement (this “Amendment”), dated as of March 1, 2011, is entered into by and among PACKAGING RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as borrower (together with its successors and permitted assigns, the “Borrower”), PACKAGING CREDIT COMPANY, LLC, a Delaware limited liability company, as initial servicer (together with its successors, the “Servicer”), Bank of America, National Association (“Bank of America”), as lender (the “Lender”), and Bank of America, as agent for the Lender (in such capacity, the “Agent”).
RECITALS
     WHEREAS, the parties hereto have entered into that certain Amended and Restated Credit and Security Agreement dated as of September 19, 2008 (as amended by that certain Amendment No. 1 to Amended and Restated Credit and Security Agreement dated as of April 15, 2009 and that certain Amendment No. 2 to Amended and Restated Credit and Security Agreement dated as of April 14, 2010, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the parties hereto wish to make certain changes to the Credit Agreement as herein provided;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:
     SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.
     SECTION 2. Amendments.
     2.1. Section 3.2(b) of the Credit Agreement is hereby amended by adding the parenthetical “(including, without limitation, claims for payment under Section 4.2)” immediately after the words “paid in full” in clause (ii) and clause (iii) thereof.
     2.2. Section 4.2 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:
“Failure or delay on the part of any Affected Party to notify the Borrower pursuant to this Section 4.2 of such additional costs, increased costs, or reductions shall not adversely affect the rights of any Affected Party to compensation under this Section 4.2; provided that the Borrower shall not be required to compensate an Affected Party pursuant to this Section 4.2 for any additional costs, increased costs, or reductions incurred more than six months prior to the date that such Affected Party notifies the Borrower of the change or circumstances giving rise to such additional costs, increased costs, or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the change or circumstance giving rise to such additional costs, increased costs, or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.”
     2.3. Section 10.1(f) of the Credit Agreement is hereby amended by deleting “1.25%” and replacing with “1.75%”.
     2.4. Section 12.1 of the Credit Agreement is hereby amended by adding a new clause (d) to read as follows:
“(d) Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Transaction Documents (including, without limitation, any rights to payment of principal or interest on the Loans) to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower, the Administrative Agent or any other party; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.”
     2.5. The definition of “Obligations” in Annex A of the Credit Agreement is hereby amended by adding the parenthetical “(including, without limitation, all claims for payment pursuant to Section 4.2)” immediately before the period at the end of the sentence.
     2.6. The following definitions in Annex A of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
     ““Dilution Horizon Ratio” means, on any Settlement Date, an amount calculated by dividing (a) cumulative sales of the Originator generated during the two (2) most recent Settlement Periods by (b) the aggregate Unpaid Balance of all Receivables as of the most recent Cut-Off Date; provided that if a Rating Event has occurred, the numerator shall be calculated based on the cumulative sales of the Originator generated during the three (3) most recent Settlement Periods.”
     ““Fee Letter” means that certain Fourth Amended and Restated Fee Letter dated as of March 1, 2011 by and among the Servicer, the Borrower and the Agent, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.”
     ““Regulatory Change” shall mean after the date of this Agreement (i) the adoption of any United States (federal, state or municipal) or foreign laws or regulations (including Regulation D), or any clarification or change therein (ii) any interpretations, directives, guidance or requests of or under any United States (federal, state or municipal) or foreign, laws, or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, or (iii) the compliance, application or implementation by the Affected Party of any of the changes described in the foregoing clauses (i) or (ii) or any of the following existing laws, including any rules, regulations, interpretations, directives, guidance or requests issued in connection therewith (whether or not having the force of law): (a) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted

Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”), (b) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled “International Convergence of Capital Measurements and Capital Standards: a Revised Framework,” as updated from time to time and (c) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted by Congress on July 21, 2010.”
     ““Scheduled Termination Date” means February 28, 2012, unless extended by Bank of America, as Lender.”
     SECTION 3. Conditions Precedent. This Amendment shall become effective on the first date on which the Agent shall have received an original counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties.
     SECTION 4. Conduit Investment Termination Date and Assignment. The parties hereto acknowledge that the Conduit Investment Termination Date occurred on July 23, 2010 and that YC SUSI assigned its interest in the Loans and other Obligations to Bank of America, as a Liquidity Bank, as of such date.
     SECTION 5. Fees and Expenses. The Borrower hereby covenants and agrees to pay all fees and expenses in connection with this Amendment, including the fees of the Agent’s legal counsel, Mayer Brown LLP, within thirty (30) days of presentation of a written invoice therefor.
     SECTION 6. Miscellaneous.
     6.1. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Borrower and the Servicer hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.
     6.2. References to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
     6.3. Effect on Credit Agreement. Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
     6.4. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York (without reference to conflicts of laws principles thereof other than Section 5-1601 of the New York General Obligations Law).

     6.5. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     6.6. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
     6.7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Facsimiles shall be effective as originals.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BORROWER: PACKAGING RECEIVABLES COMPANY, LLC, a Delaware limited liability company
By:	/s/ DARLA J. OLIVIER
	Name:	Darla J. Olivier
	Title:	Secretary

SERVICER: PACKAGING CREDIT COMPANY, LLC, a Delaware limited liability company
By:	/s/ DARLA J. OLIVIER
	Name:	Darla J. Olivier
	Title:	Secretary

[Signature Pages Continue]
PCA Amendment No. 3 to A&R Credit and Security Agreement

LENDER: BANK OF AMERICA, NATIONAL ASSOCIATION, as Lender
By:	/s/ NINA C. AUSTIN
	Name:	Nina C. Austin
	Title:	Vice President

AGENT: BANK OF AMERICA, NATIONAL ASSOCIATION
By:	NINA C. AUSTIN
	Name:	Nina C. Austin
	Title:	Vice President

PCA Amendment No. 3 to A&R Credit and Security Agreement